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                                  EXHIBIT 2
                                  ---------








                       AGREEMENT AND PLAN OF EXCHANGE




                               BY AND BETWEEN



                             FIRST BANKS, INC.,
                           A MISSOURI CORPORATION,


                                     AND


                          ALLEGIANT BANCORP, INC.,
                           A MISSOURI CORPORATION













                             SEPTEMBER 17, 2002



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                              TABLE OF CONTENTS

ARTICLE I. THE EXCHANGE

         1.01     Transfer and Acquisition of Stock.........................1
         1.02     Closing...................................................1
         1.03     Purchase Price............................................2
         1.04     Adjustments for Actual Net Equity.........................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER

         2.01     Organization and Authority................................4
         2.02     Capital of the Bank.......................................4
         2.03     Authorization.............................................4
         2.04     The Bank Financial Statements.............................5
         2.05     The Bank Reports..........................................6
         2.06     Title to and Condition of Assets..........................6
         2.07     Real Property.............................................6
         2.08     Environmental Matters.....................................7
         2.09     Taxes.....................................................8
         2.10     Material Adverse Change...................................8
         2.11     Loans, Commitments and Contracts..........................8
         2.12     Absence of Defaults......................................11
         2.13     Litigation and Other Proceedings.........................11
         2.14     Compliance with Laws and Regulations.....................11
         2.15     Labor....................................................12
         2.16     Material Interests of Certain Persons....................12
         2.17     Non-Performing Assets; Financial Assets..................12
         2.18     Employee Benefit Plans...................................13
         2.19     Conduct of the Bank Since June 30, 2002..................14
         2.20     Absence of Undisclosed Liabilities.......................15
         2.21     Tax Matters..............................................15
         2.22     Brokers and Finders......................................16
         2.23     Interest Rate Risk Management Instruments................16
         2.24     Subsidiaries and Other Interests.........................16

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ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         3.01     Organization and Authority...............................16
         3.02     Exchange Stock...........................................16
         3.03     Authorization............................................16
         3.04     Purchase for Investment..................................17
         3.05     Tax Matters..............................................17
         3.06     Brokers and Finders......................................18

ARTICLE IV. COVENANTS

         4.01     Conduct of the Business of the Bank......................18
         4.02     Access to Information....................................20
         4.03     Further Assurances.......................................21
         4.04     Confidentiality..........................................21
         4.05     Environmental Reports....................................21
         4.06     Additional Covenants.....................................22
         4.07     Employee Benefits........................................24
         4.08     Employment of Bank Employees by Seller...................24
         4.09     Consents of Third Parties................................24

ARTICLE V. COVENANTS AND INDEMNITIES CONCERNING OTHER TAX MATTERS

         5.01     Definitions..............................................24
         5.02     Taxes - Preparation and Filing of Tax Returns, Payment
                  of Taxes, Adjustments, Audits and Controversies..........25

ARTICLE VI. CONDITIONS TO THE EXCHANGE

         6.01     Conditions to Each Party's Obligation to Effect the
                  Exchange.................................................31
         6.02     Conditions to the Obligation of Seller to Effect the
                  Exchange.................................................32
         6.03     Conditions to the Obligation of Acquiror to Effect the
                  Exchange.................................................32

ARTICLE VII. TERMINATION AND ABANDONMENT

         7.01     Termination..............................................33
         7.02     Termination Fee..........................................34

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ARTICLE VIII. MISCELLANEOUS

         8.01     Survival of Certain Representations, Warranties and
                  Agreements...............................................36
         8.02     Fees and Expenses........................................36
         8.03     Publicity................................................36
         8.04     Execution in Counterparts................................37
         8.05     Severability.............................................37
         8.06     Notices..................................................37
         8.07     Waivers..................................................38
         8.08     Entire Agreement.........................................38
         8.09     Arbitration..............................................38
         8.10     Applicable Law...........................................39
         8.11     Binding Effect, Benefits.................................39
         8.12     Assignability............................................39
         8.13     Amendments...............................................39
         8.14     Article and Section Headings.............................39
         8.15     Disclosure Schedule......................................39
         8.16     Remedies for Breach......................................39

    Signatures      .......................................................41

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                       AGREEMENT AND PLAN OF EXCHANGE


         AGREEMENT AND PLAN OF EXCHANGE ("Agreement") dated as of the 17th day of September, 2002, between FIRST BANKS, INC., a Missouri corporation ("Acquiror"), and ALLEGIANT BANCORP, INC., a Missouri corporation
("Seller").

                                 BACKGROUND

         BANK OF STE. GENEVIEVE, a Missouri banking corporation (the "Bank"), is wholly owned by Seller. For various reasons, including but not limited to the market served and competition faced by the Bank, the Bank no longer fits within Seller's business strategy, and Seller desires to concentrate its business activities on other markets and Seller therefore desires to convey to Acquiror, and Acquiror desires to acquire from Seller, all of Seller's equity interests in the Bank. Acquiror and Seller are entering into this Agreement that is intended to qualify as a nontaxable distribution of stock of a controlled corporation under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which Acquiror shall acquire from Seller and Seller shall transfer to Acquiror all of the issued and outstanding shares of stock of the Bank, solely in exchange for certain of the shares of the common stock of Seller held by Acquiror.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the share exchange and in order to carry the same into effect, the parties hereto hereby agree as follows:

                                 ARTICLE I.

                                THE EXCHANGE

         1.01     Transfer and Acquisition of Stock. Subject to the terms
                  ---------------------------------
and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Seller agrees to convey, assign, transfer and deliver to Acquiror, and Acquiror agrees to acquire, receive and accept assignment, transfer and delivery of, the Bank Common Stock (as hereinafter defined) in exchange for the Exchange Stock (as hereinafter defined) (the "Exchange"). For purposes of this Agreement: (i) the "Bank Common Stock" means all of the outstanding common stock of the Bank, (ii) "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller, and (iii) "Exchange Stock" means 974,150 shares of Seller Common Stock to be delivered by Acquiror to Seller at the Closing (as hereinafter defined) in consideration and exchange for the Bank Common Stock in accordance with Section 1.03(b).

         1.02     Closing. The closing of the transactions contemplated by
                  -------
this Agreement (the "Closing") shall take place at the offices of Thompson Coburn LLP located at One US Bancorp Plaza, St. Louis, Missouri, commencing at 10:00 A.M. on either (i) one of the last five (5) business days of the month or (ii) the first business day of the month following the month, in either case, during which each of the conditions in Sections 6.01, 6.02 and
6.03 is satisfied or


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waived by the appropriate party, or on such other date as Acquiror and
Seller may agree (the "Closing Date"). The Exchange shall be effective upon the completion of the Closing (the "Effective Time").

         1.03     Purchase Price.
                  --------------

         (a) At the Closing, in consideration of the conveyance, transfer and assignment of the Exchange Stock, and in full payment for it (subject to Section 1.04), Seller shall deliver to Acquiror certificates for the Bank Common Stock representing all of the issued and outstanding shares of the Bank Common Stock. Such certificates shall be duly endorsed in blank or accompanied by appropriate duly executed stock transfer powers executed in blank.

         (b) At the Closing, in consideration of the conveyance, transfer and assignment of the Bank Common Stock, and in full payment for it (subject to Section 1.04), Acquiror shall deliver to Seller certificates representing, in the aggregate, the Exchange Stock. Such certificates shall be duly endorsed in blank or accompanied by appropriate duly executed stock transfer powers executed in blank. The aggregate shares of Exchange Stock being paid as consideration are herein collectively referred to from time to time as the "Purchase Price." The Exchange Stock shall be appropriately adjusted in the event of stock dividends, stock splits, reverse stock splits, recapitalizations or other changes in the capitalization of Seller between the date hereof and the Closing Date.

         1.04     Adjustments for Actual Net Equity.
                  ---------------------------------

         (a) At the Closing, Seller shall deliver to Acquiror a balance sheet of the Bank as of the Closing Date (the "Closing Balance Sheet") indicating the Net Equity (as hereinafter defined) of the Bank as of the Closing Date (the "Closing Net Equity"). Such balance sheet shall be prepared in accordance with United States generally accepted accounting principles as in effect on the Closing Date ("GAAP"), consistently applied and consistent with the assumptions and methodology of the June 30, 2002 balance sheet referred to in Section 2.04. For purposes of this Section 1.04, "Net Equity" shall mean the book value of the Bank's assets, minus the book value of the Bank's liabilities, all as determined in accordance with GAAP, consistently applied, adjusted as stated in the last sentence of
Section 4.05, if applicable.

         (b) Acquiror and its auditors, accountants and other authorized representatives shall have thirty (30) days after the Closing Date (the "Verification Period") to verify independently that the information contained on the Closing Balance Sheet, including the determination of the Closing Net Equity, has been prepared in accordance with GAAP, consistently applied and consistent with the assumptions and methodologies used in preparing the June 30, 2002 balance sheet referred to in Section 2.04, and to give written notice to Seller of any dispute. Seller shall cooperate with Acquiror during the Verification Period by promptly providing documentation and other information which Acquiror or its auditors, accountants and other authorized representatives may reasonably request to assist in verifying the information contained on the Closing Balance Sheet. The costs and expenses related to the preparation and verification of the Closing Balance Sheet as contemplated in this Section 1.04(b) shall be borne by the party incurring such costs or expenses.

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         (c)      If Acquiror does not dispute the information reflected on
the Closing Balance Sheet or the amount of the Closing Net Equity, then it shall notify Seller of that fact, and such amount shall be deemed to be the actual Net Equity of the Bank on the Closing Date (the "Final Net Equity"). The failure by Acquiror to notify Seller prior to the end of the Verification Period that Acquiror disputes the information reflected on the Closing Balance Sheet or the amount of the Closing Net Equity shall be deemed to be Acquiror's acceptance of such information. If Acquiror disputes the information or the amount of the Closing Net Equity, then prior to the end of the Verification Period it shall notify Seller of that fact and the basis for such dispute in reasonable detail, and the parties shall attempt in good faith to resolve the dispute. Should the parties be unable to agree within five (5) business days after the end of the Verification Period, then such dispute shall be submitted for resolution to a public accounting firm mutually acceptable to the parties. Acquiror and Seller shall direct such firm to render a determination on the matters subject to dispute and to determine the Final Net Equity as soon as practicable following its retention, and such determination shall be binding upon the parties. Both parties shall cooperate in such dispute resolution procedure by promptly providing documentation and information which such firm may reasonably request to resolve such dispute. Acquiror, on the one hand, shall pay one-half, and Seller, on the other, shall pay one-half of such accounting firm's fees and expenses in connection with such services.

         (d)      (i)      If the Final Net Equity is less than $17,900,000
                  (the "Agreed Value"), Seller shall promptly issue to Acquiror the number of shares of Seller Common Stock necessary so that the product of such number times the Market Price (as hereinafter defined) equals the difference between the Agreed Value and the Final Net Equity.

                  (ii) If the Final Net Equity exceeds the Agreed Value, then Acquiror shall transfer to Seller the number of shares of Seller Common Stock necessary so that the product of such number times the Market Price equals the difference between the Final Net Equity and the Agreed Value. For the purposes of this Section 1.04, "Market Price" means the average of the closing prices of one share of Seller Common Stock for each of the ten (10) days immediately preceding the Closing Date on which shares of Seller Common Stock have traded, as reported in the Wall Street Journal, except that, (A) if the Market Price as so determined would be less than $16.5375, then the Market Price shall be deemed to be $16.5375; and (B) if the Market Price as so determined would be more than $20.2125, then the Market Price shall be deemed to be $20.2125. Seller shall instruct the transfer agent for Seller Common Stock to assist Acquiror in making any required transfer by issuing any necessary substitute certificates in order to deliver to Acquiror the appropriate number of shares of Seller Common Stock owned by Acquiror following any transfer.

                  (iii) Neither Seller nor Acquiror shall transfer any fractional shares of Seller Common Stock pursuant to this subsection (d), but the required number of shares to be issued or transferred shall be rounded to the nearest whole number of shares.

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                                ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Acquiror to enter into and perform its obligations under this Agreement, except as set forth in that certain document entitled the "Disclosure Schedule" and executed by Seller and Acquiror concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), in a section thereof corresponding to the relevant Section of Article II set forth below, Seller hereby represents and warrants to Acquiror as follows:

         2.01     Organization and Authority. Seller is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Missouri. The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Missouri. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act, as amended (the "FDI Act"). The Bank has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. The Bank is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where not being so qualified would not have a material adverse effect on the financial condition, assets or operations of the Bank. True and complete copies of the Articles of Agreement and By-Laws of the Bank, as in effect on the date of this Agreement, are included as Section 2.01 of the Disclosure Schedule.

         2.02     Capital of the Bank. The authorized capital stock of the
                  -------------------
Bank consists of 24,000 shares of the Bank Common Stock, of which 24,000 shares are issued and outstanding. All outstanding shares of the Bank Common Stock are owned directly by Seller. All of the Bank Common Stock owned by Seller is validly issued, fully paid and nonassessable, was not issued in violation of any preemptive right and, at Closing, will be transferred to Acquiror free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest, right, or restriction (a "Lien") with respect thereto. Except as stated in the preceding sentence, there are no shares of capital stock or other equity securities of the Bank issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of the Bank or contracts, commitments, understandings or arrangements by which it is obligated to issue additional shares of capital stock.

         2.03     Authorization.
                  -------------

         (a) Seller has the corporate power and authority to enter into this Agreement, and, subject to approval by certain Regulatory Authorities (as hereinafter defined), to carry out its obligations hereunder. No approval of this Agreement or the Exchange by the shareholders of Seller is required for Seller to execute this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the board of directors of Seller.

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         (b)      Neither the execution, delivery nor performance by Seller
of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or the Bank under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Articles of Agreement, charters or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or the Bank is a party or by which either of them is bound, or to which Seller or the Bank or any of either of their properties or assets is subject, except to the extent such violation, conflict or breach does not have a material adverse effect on the financial condition, assets, operations or prospects of the Bank or on the Seller's ability to consummate the Exchange in a timely manner, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or the Bank or any of their respective properties or assets.

         (c) Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Bank Holding Company Act of 1956, as amended ("BHCA"), the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

         2.04     The Bank Financial Statements.
                  -----------------------------

         (a)      Section 2.04 of the Disclosure Schedule contains the
                  ------------
unaudited income statements, statements of cash flows and balance sheets of the Bank for the year ended and as of December 31, 2001 and the unaudited income statement and balance sheet of the Bank for the six months ended and as of June 30, 2002 (collectively, the "Bank Financial Statements").

         (b) The Bank Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved, and present fairly the financial position of the Bank at the dates thereof and the results of operations, as applicable, of the Bank for the periods stated therein; provided, however, no footnotes have been presented.

         (c) The Bank's financial books and records have been prepared in accordance with GAAP and accurately and fairly reflect the transactions and dispositions of the assets of the Bank. The Bank Financial Statements have been prepared from such books and records and properly reflect the contents thereof.

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         2.05     The Bank Reports. Since October 1, 2001 and, to the best
                  ----------------
of Seller's knowledge, prior to October 1, 2001, Seller and the Bank have timely filed all of the Bank Reports (as hereinafter defined), together with any required amendments thereto, required to be filed by either of them with any Regulatory Authority. As of each of their respective dates, the Bank Reports filed by Seller and those filed by the Bank since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, complied in all material respects with all the rules and regulations promulgated by the (i) the Missouri Division of Finance, (ii) the FDIC and (iii) all other federal and state regulatory authorities (the entities in the foregoing clauses (i) through (iii) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Bank Reports." There is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any of the Bank Reports filed since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, by Seller or the Bank. As of the dates indicated thereon, since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, each Bank Report, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and they did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.06     Title to and Condition of Assets.
                  --------------------------------

         (a) Except as reflected in the Bank Financial Statements and with the exception of all "Real Property" (as defined in Section 2.07 hereof), the Bank has, and at the Closing Date will have, good and marketable title to its owned properties and assets, including, without limitation, those reflected in the Bank Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Liens, except for Liens (i) for taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Bank Financial Statements, and (iii) for pledges to secure deposits and other immaterial Liens incurred in the ordinary course of business.

         (b) No material properties or assets that are reflected as owned by the Bank in the Bank Financial Statements as of June 30, 2002, have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

         2.07     Real Property.
                  -------------

         (a) A list of each parcel of real property owned by the Bank is set forth in Section 2.07(a) of the Disclosure Schedule under the heading
                ---------------
"Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by the Bank is also set forth in Section 2.07(a) of the Disclosure Schedule under
                          ---------------
the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Subject to its compliance with Section 4.01(h) hereof, the Bank shall update Section 2.07(a) of the Disclosure
                                      ---------------
Schedule within ten days of acquiring any Owned Real Property or

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leasing any Leased Real Property after the date hereof. Collectively, the
Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

         (b) There is no pending action involving Seller or the Bank as to the title of or the right to use any of the Real Property.

         (c) The Bank has no interest in any real property other than as described in Section 2.07(a) of the Disclosure Schedule except interests
                ---------------
held as a mortgagee or trustee in the ordinary course of business.

         (d) To the knowledge of Seller, none of the buildings, structures or other improvements on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located, constructed and operated in conformity with all applicable zoning ordinances and building codes.

         (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any pending condemnation action or proceeding or official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code. To the best of Seller's knowledge, with respect to each such building, structure or improvement, there is no zoning ordinance, building code, or use or occupancy violation currently in existence, or condemnation action or proceeding pending or threatened.

         (f) The Bank has, and at the Closing Date will have, good and marketable title to the Owned Real Properties, except (i) as otherwise reflected in the Bank Financial Statements, (ii) such easements, Liens, defects or encumbrances as do not individually or in the aggregate have a material adverse effect on the use or value of the parcel of the Owned Real Property, (iii) taxes, assessments or other governmental charges not yet delinquent, (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds or other obligations of a like nature arising in the ordinary course of business, and (v) Liens imposed by law, such as mechanic's, workmen's, materialmen's, landlord's, carriers' or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due.

         2.08     Environmental Matters.
                  ---------------------

         (a) As used in this Agreement, the term "Environmental Law" includes all local, state and federal environmental laws and regulations in all jurisdictions in which the Bank has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Toxic Substances Control Act.

         (b) To the best of Seller's knowledge, except as disclosed in any environmental reports obtained pursuant to Section 4.05, the Owned Real Property does not contain hazardous substances in violation of any Environmental Law, and no condition or event has occurred with respect to the Bank or any property presently or previously owned, leased or operated by the Bank on its own behalf or in a fiduciary capacity which, with notice or the passage of time, or

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

both, would constitute a violation of any Environmental Law or subject the Bank to any liability or obligation pursuant to any Environmental Law. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank has not received any written notice from any person or entity that the Bank is responsible or potentially responsible for remedying or the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath any property presently or previously owned, leased or operated by the Bank on its own behalf or in a fiduciary capacity.

         (c) To the best of Seller's knowledge, except as disclosed in any environmental report obtained pursuant to Section 4.05, there are no underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

         2.09     Taxes. Since October 1, 2001 and, to the best of Seller's
                  -----
knowledge, prior to October 1, 2001, the Bank has timely filed all tax returns and reports required to be filed (the "Bank Returns"). The Bank, or Seller on behalf of the Bank, has paid, or set up adequate reserves on the Bank Financial Statements for the payment of, all taxes shown on the Bank Returns required to be paid in respect of the periods covered by the Bank Returns. The Bank has no material liability for any such taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Seller, no material deficiencies for any such tax have been proposed, asserted or assessed in writing (tentatively or definitely) against the Bank which have not been settled or would not be covered by existing reserves. The Bank is not delinquent in the payment of any material tax nor, since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, except for the Bank Returns for the 2001 fiscal year, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed, and no requests for waivers of the time to assess any tax are pending. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, no Bank Return has been audited by the IRS or any state tax authority. There is no deficiency or refund litigation with respect to the Bank Returns.

         2.10     Material Adverse Change. Since June 30, 2002, there has
                  -----------------------
been no material adverse change in the financial condition, assets, operations or prospects of the Bank, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Bank Financial Statements not misleading or which should be reflected in the Bank's financial books and records.

         2.11     Loans, Commitments and Contracts.
                  --------------------------------

         (a)      Section 2.11(a) of the Disclosure Schedule contains a
                  ---------------
complete and accurate listing of all contracts entered into with respect to deposits and repurchase agreements of $1,000,000 or more, as of June 30, 2002, by account, and all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by the Bank and all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity in excess of $1,000,000 to which the Bank is a party or by which it is bound, by account.

         (b) Except for the contracts and agreements specifically identified in Section 2.11(b) of the Disclosure Schedule and the loans
              ---------------
specifically identified in Section 2.11(f) of the Disclosure Schedule, the
                           ---------------
Bank is not a party to or bound by any of the following, and Seller is not a party to or bound by any contract, agreement or commitment identified in paragraphs (vi) or (x):

                  (i) agreement, contract, arrangement, understanding or commitment with any labor union;

                  (ii) agreement or commitment providing for payment based on the Bank's earnings or profits;

                  (iii) employment, severance, retention, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                  (iv) material agreement, arrangement or commitment not made in the ordinary course of business;

                  (v) agreement, indenture or other contract or instrument relating to the borrowing of money by the Bank or the guarantee by the Bank of any obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by the Bank such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $200,000;

                  (vi) contract containing covenants which limit the ability of the Bank to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, the Bank may carry on its business (other than as required by law or any applicable Regulatory Authority);

                  (vii) lease, sublease, franchise agreement or license with annual payments aggregating $60,000 or more;

                  (viii) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with the Bank in the ordinary course of business;

                  (ix) agreement, contract, arrangement, understanding or commitment involving an obligation of the Bank of more than $100,000 that cannot be canceled without cost or penalty upon notice of thirty (30) days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by the Bank in the ordinary course of business;

                  (x) agreement or commitment which requires the consent of any other party for the Exchange to be consummated; or

                  (xi) agreement, contract, arrangement, understanding or commitment which is material to the financial condition, assets, operations or prospects of the Bank.

         (c) The Bank carries property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in Section 2.11(c) of the Disclosure Schedule under the heading
         ---------------
"Insurance."

         (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a), (b) and (c) are included in Section 2.11 of the Disclosure
                                              ------------
Schedule and are hereby incorporated in and constitute a part of the Disclosure Schedule (except for information regarding Bank Employee Plans, as defined in Section 2.18, which appears in Section 2.18 of the Disclosure
                                             ------------
Schedule).

         (e) Except as set forth in the applicable section of the Disclosure Schedule, each of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a), (b) and (c) of
                                            -----------------------------
the Disclosure Schedule is a valid, binding and enforceable obligation of the Bank, and to the best of Seller's knowledge, the other parties sought to be bound thereby, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

         (f)      Section 2.11(f) of the Disclosure Schedule under the
                  ---------------
heading "Loans" contains a true, correct and complete listing, as of June 30, 2002, by account, of (i) all loans in excess of $500,000 of the Bank, the maturity of which have been accelerated during the past three months;
(ii) all loan commitments or lines of credit of the Bank in excess of $500,000 which have been terminated by the Bank during the past three months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $500,000, as to which the Bank has given written notice of its intent to terminate during the past three months; (iv) with respect to all loans in excess of $500,000, all notification letters and other written communications from the Bank to any of its borrowers, customers or other parties during the past three months wherein the Bank has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified the Bank or has asserted against the Bank, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Seller, each borrower, customer or other party which has given the Bank any oral notification of, or orally asserted to or against the Bank, any such claim which has not subsequently been satisfied, settled or released.

         (g) The reserve for loan losses reflected in the Bank Financial Statements as of June 30, 2002 is adequate under the requirements of GAAP to provide for losses on loans outstanding as of June 30, 2002.

         2.12     Absence of Defaults. Since October 1, 2001 and, to the
                  -------------------
best of Seller's knowledge, prior to October 1, 2001, the Bank has not taken any action or failed to take any action which violates its Articles of Agreement, charter or By-Laws, nor, since October 1, 2001 or, to the best of Seller's knowledge, prior to October 1, 2001, has the Bank taken any action or failed to take any action which constitutes a default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral. To the best of Seller's knowledge, no third party is in default thereunder, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon the Bank's assets, except where such violation or default would not have a material adverse effect on the financial condition, assets, operations or prospects of the Bank.

         2.13     Litigation and Other Proceedings. Except as disclosed in
                  --------------------------------
Section 2.13 of the Disclosure Schedule, there is no litigation, claim or
------------
other proceeding pending or, to the best of Seller's knowledge, threatened against the Bank, of which the property of the Bank is or would be subject, or affecting any assets or liabilities of the Bank.

         2.14     Compliance with Laws and Regulations.
                  ------------------------------------

         (a) The Bank has all permits, licenses, authorizations, orders and approvals of, and, since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, all such permits, licenses, certificates of authority, orders and approvals are and were in full force and effect and, to the best of Seller's knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current, in each case except where failure to make such filing, application or registration would not have a material adverse effect on the financial condition, assets, operations or prospects of the Bank or the timely consummation of the Exchange.

         (b)      (i)      Seller, to the extent such compliance affects the
                  Bank, and the Bank, since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, have each complied in all material respects with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, Employee Retirement Income Security Act of 1974, as amended ("ERISA"), securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business.

                  (ii) Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, (A) the Bank has not taken any action or failed to take any action which constitutes a default under, and (B) no event has occurred which, in either case, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where a default or failure to comply would not have a material adverse effect on the financial condition, assets, operations or prospects of the Bank or the timely consummation of the Exchange.

                  (iii) The Bank is not subject to, and Seller and, since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank, have not been informed that the Bank may become subject to, any order, agreement, memorandum of understanding or other enforcement action or proceeding with any federal or state Regulatory Authority having supervisory or regulatory authority over the Bank.

         2.15     Labor. No work stoppage involving the Bank is pending or,
                  -----
to the knowledge of Seller, threatened. The Bank is not involved in, or, to the knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding. None of the employees of the Bank are represented by any labor union or any collective bargaining organization.

         2.16     Material Interests of Certain Persons. Except as set forth
                  -------------------------------------
in Section 2.16 of the Disclosure Schedule, no officer or director of the
   ------------
Bank, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, the Bank, which is material to the Bank or involves payments of more than $100,000.

         2.17     Non-Performing Assets; Financial Assets.
                  ---------------------------------------

         (a)      Section 2.17(a) of the Disclosure Schedule sets forth as
                  ---------------
of June 30, 2002 all real and personal property of the Bank acquired through foreclosure or repossession, including foreclosed assets.

         (b) As of June 30, 2002, the aggregate amount of all Non-Performing Assets (as hereinafter defined) on the books of the Bank did not exceed $1,500,000. "Non-Performing Assets" means (i) all loans (A) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or by Seller's or the Bank's internal ratings system, or
(D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by the Bank, for purposes of this Section 2.17, as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

         (c) To the best of Seller's knowledge, the loans, discounts and the accrued interest reflected on the books of the Bank and in the Bank Financial Statements are not subject to any defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

         (d) The notes and other evidences of indebtedness evidencing the loans described in Section 2.17(c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. The Bank has good and valid title to its investment securities as shown on the Bank Financial Statements and all securities entered on the books of the Bank subsequent to June 30, 2002, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of June 30, 2002 is attached as Section 2.17(d) of the Disclosure Schedule. All
                             ---------------
such securities are carried in accordance with GAAP.

         2.18     Employee Benefit Plans.
                  ----------------------

         (a)      Section 2.18(a) of the Disclosure Schedule lists all
                  ---------------
pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, hospitalization, disability, workers' compensation, vacation, group insurance, severance, retention, salary continuation, and other employee benefit, incentive and welfare policies, agreements, contracts, plans and arrangements, and all agreements related thereto, maintained by, participated in or contributed to by Seller or the Bank in respect of any of the present or former directors, officers, or other employees of and/or consultants to the Bank (collectively, the "Bank Employee Plans").

         (b)      Section 2.18(b) of the Disclosure Schedule lists the name
                  ---------------
and annual compensation as of June 30, 2002 of each officer, director and employee of the Bank whose annual compensation was then in excess of $100,000.

         (c) The Bank is not a party to or bound by any collective bargaining agreement with any labor organization with respect to any group of employees, and there is no present effort nor existing proposal to attempt to unionize any group of the Bank's employees.

         (d) (i) Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank has been and is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and the Bank is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against the Bank (or against Seller involving any employees of the Bank) pending or, to the best of Seller's knowledge, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened, against Seller or the Bank; and (iv) since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank has not experienced any work stoppage or other material labor difficulty during the past five years.

         (e) Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, (i) all liabilities of the Bank Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and (ii) no Bank Employee Plan, at the end of any plan year, or at June 30, 2002, had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Bank Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as reflected in the Bank Financial Statements, the Bank has no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any Bank Employee Plan, whether or not waived. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Bank Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending or, to the best of Seller's knowledge, threatened or imminent with respect to any Bank Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which the Bank would be liable, except as is reflected in the Bank Financial Statements. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, the Bank has not had any liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Bank Employee Plan. Since October 1, 2001 and, to the best of Seller's knowledge, prior to October 1, 2001, all Bank Employee Plans have been operated, administered and maintained in all material respects in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

         (f) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director, employee or contractor of the Bank, (ii) increase any benefit otherwise payable under any of the Bank Employee Plans, or (iii) result in the acceleration of the time of payment of any such benefit.

         2.19     Conduct of the Bank Since June 30, 2002. From and after
                  ---------------------------------------
June 30, 2002 through the date hereof, except as set forth in the Bank Financial Statements or the Bank Reports: (i) the Bank has conducted its business in the ordinary and usual course as it has conducted its business since October 1, 2001; (ii) the Bank has not issued, sold, granted, conferred or awarded any of its Equity Securities (as hereinafter defined), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheet of the Bank; (iii) the Bank has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) the Bank has not purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) the Bank has not incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice since October 1, 2001; (vi) the Bank has not discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in accordance with its terms in the ordinary course of business; (vii) the Bank has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law or as set forth in Section 2.19 of the Disclosure Schedule, the Bank has not (A)
         ------------
increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except normal increases in the ordinary course consistent with past practice since October 1, 2001, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, retention or other similar contract, (C) entered into, terminated, or substantially modified any of the Bank Employee Plans or (D) agreed to do any of the foregoing;
(ix) the Bank has not suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any governmental authority, flood, windstorm, embargo, riot, act of God, act of war or other casualty or event, whether or not covered by insurance; (x) the Bank has not canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of the Bank since October 1, 2001; (xi) the Bank has not entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement; and
(xii) the Bank has not made or guaranteed any loan to any Bank Employee Plan. "Equity Securities" means all outstanding capital stock and other equity securities of the Bank, options, warrants, scrip, rights to subscribe to, calls and commitments of any character whatsoever relating to, and securities or rights convertible into, shares of any capital stock and other equity securities of the Bank, or contracts, commitments, understandings or arrangements by which the Bank is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities.


         2.20     Absence of Undisclosed Liabilities. The Bank has no debts,
                  ----------------------------------
liabilities or obligations whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Bank Financial Statements or the notes thereto in accordance with GAAP, except: (i) debts, liabilities or obligations reflected in the Bank Financial Statements and the notes thereto; (ii) operating leases identified in Section 2.11(b) of the Disclosure Schedule;
                               ---------------
and (iii) debts, liabilities or obligations incurred since June 30, 2002 in the ordinary and usual course of its business and accurately reflected in the Bank's financial books and records, none of which relate to breach of contract, breach of warranty, torts, infringements or lawsuits.

         2.21     Tax Matters. Seller and the Bank have not taken or agreed
                  -----------
to take, and they will not take, any action, and Seller does not have any knowledge of any fact or circumstance, that in either case would (i) prevent the Exchange from qualifying as a nontaxable distribution of stock of a controlled corporation under Section 355 of the Code, or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement. Following the Exchange, Seller will continue the active conduct of its business independently and with its own separate employees; to the knowledge of Seller, there is no plan or intention by any shareholder of Seller who owns 5% or more of Seller Common Stock to sell, exchange, transfer by gift, or otherwise dispose of any stock in Seller after the Exchange; there is no plan or intention by Seller, directly or through any subsidiary corporation, to purchase any of its outstanding stock after the Exchange, other than through stock purchases meeting the requirements of
Section 4.05(1)(b) of

Rev. Proc. 96-30; there is no plan or intention to liquidate Seller, to merge Seller with any other corporation, or to sell or otherwise dispose of the assets of Seller after the Exchange, except in the ordinary course of business; and the Exchange is not part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) pursuant to which one or more persons will acquire, directly or indirectly, stock possessing 50% or more of the total combined voting power or total value of all classes of stock of Seller.

         2.22     Brokers and Finders. Neither Seller nor the Bank nor any
                  -------------------
of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or the Bank in connection with this Agreement or the transactions contemplated hereby.

         2.23     Interest Rate Risk Management Instruments. Section 2.23 of
                  -----------------------------------------  ------------
the Disclosure Schedule accurately identifies all interest rate swaps, caps, floors, option agreements and other interest rate risk management arrangements to which the Bank is a party or by which any of its properties or assets is bound. Upon Acquiror's request, Seller will promptly furnish to Acquiror complete copies of any of such arrangements.

         2.24     Subsidiaries and Other Interests. The Bank does not have
                  --------------------------------
any direct or indirect subsidiaries, and it is not a party to any partnership or joint venture or the owner of any equity interest in any other business or enterprise.

                                ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         As an inducement to Seller to enter into and perform its obligations under this Agreement, Acquiror hereby represents and warrants to Seller as follows:

         3.01     Organization and Authority. Acquiror is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where not being so qualified would not have a material adverse effect on the ability of Acquiror to consummate the Exchange in a timely manner, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

         3.02     Exchange Stock. Acquiror has good and marketable title to
                  --------------
the Exchange Stock, and the Exchange Stock is owned by Acquiror free and clear of any Lien.

         3.03     Authorization.
                  -------------

         (a) Acquiror has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No approval of the shareholders of Acquiror of this Agreement or the Exchange is required. The Acquiror's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the board of directors of Acquiror.

         (b) Neither the execution, delivery nor performance by Acquiror of this Agreement, nor the consummation by Acquiror of the transactions contemplated hereby, nor compliance by Acquiror with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Acquiror under any of the terms, conditions or provisions of (x) its Articles of Incorporation or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror is a party or by which it is bound, or to which Acquiror or any of its properties or assets is subject except to the extent such violation, conflict or breach would not have a material adverse effect on the ability of Acquiror to consummate the Exchange in a timely manner, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this
Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its properties or assets.


         (c) Other than in connection or in compliance with the provisions of applicable state law, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Acquiror of the transactions contemplated by this Agreement.

         3.04     Purchase for Investment. Acquiror is purchasing the Bank
                  -----------------------
Common Stock for investment and not with a view to the distribution thereof in violation of applicable securities laws. Acquiror understands that the Bank Common Stock must be held indefinitely unless the offer and sale thereof are registered under applicable law or an exemption from such registration is available. Acquiror and advisors of Acquiror have been afforded the opportunity to ask questions of, and to receive answers from, representatives of Seller and the Bank concerning the terms and conditions of the Agreement, the Bank and any other relevant information and to obtain all requested additional documents or instruments. Acquiror is a sophisticated investor with experience in making informed investment decisions regarding acquisitions of banks.

         3.05     Tax Matters. Acquiror has not taken or agreed to take, and
                  -----------
will not take, any action, and Acquiror does not have knowledge of any fact or circumstance that would (i) prevent the Exchange from qualifying as a nontaxable distribution of stock of a controlled corporation under Section 355 of the Code, or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement. Following the Exchange, there is no plan or intention by Acquiror to sell, exchange or otherwise dispose of any stock in, or securities of, either the Bank or Seller after the Exchange; Acquiror has no plan or intention after the Exchange to direct the Bank, directly or through any subsidiary corporation, to purchase any of its outstanding stock, other than through stock purchases meeting the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696 ("Rev. Proc. 96-30"); except as permitted in

Section 5.02(g), there is no plan or intention to liquidate the Bank, to merge the Bank with any other corporation, or to sell or otherwise dispose of the assets of the Bank after the Exchange, except in the ordinary course of business. Except for the purchase of 29,400 shares in 2000, Acquiror has not acquired by purchase (as defined in Sections 355(d)(5) and (8) and the Treasury Regulations thereunder) any Seller Common Stock (including any predecessor corporations thereof) during the five-year period (determined after applying Section 355(d)(6) of the Code) ending on the date of the Exchange; and the Exchange is not part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code and the Treasury Regulations thereunder) pursuant to which one or more persons will acquire directly or indirectly, stock possessing 50% or more of the total combined voting power or total value of all classes of stock of Seller.

         3.06     Brokers and Finders. Except for fees payable by Acquiror
                  -------------------
to Stifel, Nicolaus & Company Incorporated, neither Acquiror nor any of Acquiror's officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Acquiror in connection with this Agreement or the transactions contemplated hereby.

                                 ARTICLE IV.

                                  COVENANTS

         4.01     Conduct of the Business of the Bank. Seller covenants and
                  -----------------------------------
agrees that, from the date hereof through the Closing Date, unless Acquiror shall otherwise consent in writing or as otherwise expressly permitted by this Agreement:

         (a) the business of the Bank shall be conducted only, and the Bank shall not take any action except, in the ordinary and usual course as it has conducted its business since October 1, 2001;

         (b) the Bank shall use commercially reasonable efforts to preserve the goodwill of the business of the Bank;

         (c) the Bank shall not, directly or indirectly, do any of the following: (i) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (ii) amend or propose to amend its Articles of Agreement or By-Laws or other organizational agreements or documents; (iii) split, combine or reclassify any shares of its capital stock or other equity interests; (iv) redeem, purchase, acquire or offer to acquire any shares of its capital stock of any class, any other equity interests or any debt securities; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (c);

         (d) the Bank shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire, any shares of its capital stock of any class or other equity interests, debt securities, property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (iii) except in the ordinary course of business, incur any indebtedness for borrowed money; (iv) enter into or modify any contract, lease, agreement or commitment not in the ordinary course of business which individually exceeds $60,000 or in the aggregate exceed $150,000; (v) terminate, modify, assign, waive, release or relinquish any contract right or amend any right or claim which individually exceeds $60,000 or in the aggregate exceed $250,000; or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against it, or, if the Bank may be liable or obligated to provide indemnification, against the directors or officers or persons occupying similar positions of the Bank, before any court, governmental agency or arbitrator which individually exceeds $60,000, provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Bank or Seller on behalf of the Bank;

         (e) the Bank shall not grant any increase in the salary or other compensation of any officer, director or employee or grant any bonus to any officer, director or employee, enter into any new employment agreement or make any loan to or enter into any material transaction of any other nature with any officer, director or employee of the Bank not in the ordinary course of business or as required by contract;

         (f) the Bank shall not take any action to institute any new severance, retention or termination pay practices with respect to any of its directors, officers or employees or to increase the benefits payable under its severance or termination pay practices;

         (g) the Bank shall not adopt or amend, in any respect, or make any voluntary or discretionary employee contribution to, except as required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any of its directors, officers or employees or take or fail to take any discretionary action the effect of which would likely be to increase or enhance benefits thereunder;

         (h) the Bank shall not foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon (the cost of which shall be split between Seller and Acquiror) which indicates that recognized environmental conditions (as defined under the ASTM standard for Phase One assessments) have not been identified in connection with such property; provided, however, that a phase one report shall not be required with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless Seller or the Bank has reason to believe that such property might be contaminated;

         (i) the Bank shall not borrow or agree to borrow any funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others;

         (j) the Bank shall not make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amount in excess of $750,000 or that would increase the aggregate credit outstanding to any one borrower

(or group of affiliated borrowers) to more than $1,000,000 (excluding for this purpose any accrued interest or overdrafts);

         (k) the Bank shall not purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than three years (3) or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

         (l) the Bank shall not enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, credit and deposit agreements and documents, in each case in the ordinary course of business;

         (m) the Bank shall not place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance, except in the ordinary course of business;

         (n) the Bank shall not cancel or accelerate any material indebtedness owing to the Bank, or any claim which the Bank may possess, or waive any material rights of substantial value, except in the ordinary course of business;

         (o) the Bank shall not commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the financial condition, assets, operations or prospects of the Bank;

         (p) the Bank shall not violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the financial condition, assets, operations or prospects of the Bank;

         (q) the Bank shall not purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $50,000;

         (r) the Bank shall not increase or decrease the rate of interest paid on time deposits, except in a manner consistent with past practices; and

         (s) Seller shall use and shall cause the Bank to use commercially reasonable efforts, to the extent not prohibited by the foregoing provisions of this Section 4.01, to enable the Bank to maintain its relationships with its officers, employees, customers, carriers, brokers and marketers.

         4.02     Access to Information. Upon reasonable advance notice
                  ---------------------
during regular business hours, from the date hereof through the Closing Date, Seller shall cause its and the Bank's officers, directors, employees, representatives and agents to afford to the officers, employees, representatives and agents of Acquiror reasonable access to the Bank's officers, employees, agents, properties, books, records and workpapers, and to furnish to Acquiror all financial, operating and other information and data concerning the Bank as Acquiror may reasonably request.

         4.03     Further Assurances. Subject to the terms and conditions
                  ------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require any parties hereto to agree to make, or to permit the Bank to make, any divestiture of a significant asset in order to obtain any waiver, consent, authorization or approval.

         4.04     Confidentiality. Acquiror, on the one hand, and Seller, on
                  ---------------
the other hand, shall hold, and shall use their best efforts to cause their respective officers, directors, employees, consultants, advisors and agents, and Seller shall use its best efforts from the date hereof until the Closing Date to cause the Bank's officers, directors, employees, consultants and agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to such party in connection with the transactions contemplated by this Agreement (a party furnishing such documents or information being hereinafter referred to as a "Submitter" and a party receiving such documents or information being hereinafter referred to as a "Recipient"), except to the extent that such information can be shown to have been (a) lawfully available to Recipient on a nonconfidential basis from a source other than Submitter prior to its disclosure to Recipient by Submitter; (b) in the public domain through no fault of the Recipient; or (c) later lawfully acquired by the Recipient from sources other than the Submitter; provided that, with respect to clauses (a) and (c) of this Section 4.04, the other source as referred to therein is not known by Recipient to be bound by any confidentiality or other contractual legal or fiduciary obligations of confidentiality regarding such information; and provided further that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents and lenders so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each Recipient shall, and shall use its best efforts to cause its affiliates and the respective officers, directors, employees, consultants, advisors and agents of it and its affiliates to, destroy and certify to such destruction or deliver to the appropriate Submitter, upon the request of a Submitter, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(ies) in connection with this Agreement that are subject to such confidentiality.

         4.05     Environmental Reports. Seller and the Bank shall provide
                  ---------------------
to Acquiror, as soon as reasonably practical, but not later than forty five
(45) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by the Bank as of the date hereof (other than (i) space in retail and similar establishments leased by the Bank for automatic teller machines and (ii) property a majority of the space in which is occupied by parties other than the Bank), and within ten (10) days after the acquisition or lease of any real property acquired or leased by the Bank after the date hereof (other than the two categories of property excluded above), except as otherwise provided in Section 4.01(h). The cost of obtaining such reports shall be split equally between Seller and Acquiror. If any recognized environmental conditions are identified in the phase one report, and additional investigation thereof is required in Acquiror's reasonable opinion, Seller shall promptly obtain and provide to Acquiror a report of a phase two investigation regarding such recognized environmental conditions on properties with respect to which such additional investigation is required (the costs of such investigation to be paid by Acquiror). Acquiror shall have fifteen (15) business days from the receipt of any such phase two report to notify Seller of any objection to the property in question arising from the results of any phase two investigation. Should the estimated costs of taking all remedial and corrective actions and measures required by applicable Environmental Law (the "Estimated Remediation Costs") exceed, in the aggregate, the sum of $100,000 as reasonably estimated by an environmental expert retained for such purpose by Acquiror and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be reasonably estimated by such expert to be $100,000 or less with a reasonable degree of certainty, then Acquiror shall have the right pursuant to Section 7.01(e), for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Acquiror's sole remedy in such event. If the Estimated Remediation Costs are $100,000 or less, then Seller shall promptly either (I) cause the remedial and corrective actions contemplated in the phase two report or reports to be taken in a manner reasonably satisfactory to Acquiror, or (II) notify Acquiror in writing that Seller does not intend to cause such remedial and corrective actions to be taken, in which case the Net Equity, Closing Net Equity and Final Net Equity shall each be reduced by $100,000.

         4.06     Additional Covenants.
                  --------------------

         (a) Each of Seller and Acquiror hereby agrees not to take any action that would make any representation or warranty herein of such party untrue or incorrect in any material respect or that would have the effect of preventing or disabling such party from performing its obligations under this Agreement. Each of the parties shall perform and fulfill all conditions and obligations on its part to be performed or fulfilled pursuant to this Agreement and to effect the Exchange in accordance with the terms and provisions hereof. Seller shall furnish to Acquiror in a timely manner all information, data and documents reasonably requested by Acquiror and shall cooperate fully with Acquiror in seeking such approvals and in consummating the Exchange.

         (b) Seller and Acquiror hereby agree to use commercially reasonable efforts to obtain any required consents or waivers on or prior to the Closing Date, and thereafter if not obtained by such date; provided, however, that Acquiror agrees that within thirty (30) days after the date hereof, provided that Seller and its accountants and advisors have cooperated with the preparation of such applications and this Agreement has not been terminated by Acquiror pursuant to Section 4.06(h), Acquiror shall prepare and file an application for approval of the Exchange with the Federal Reserve Board, and such additional Regulatory Authorities as may require an application. Acquiror will provide a copy of each application to the Seller not less than three (3) business days prior to the date on which it proposes to file the same and will consider in good faith any comments made by Seller with respect to such applications.

         (c) Prior to or on the Closing Date, Seller shall purchase from the Bank all loan participations owned by the Bank, and as of the Closing the Bank will not own any loan participations or interests in loans not originated by the Bank.

         (d) Seller shall not solicit or encourage, or hold discussions or negotiations with or provide information to any person or entity in connection with, any proposal for the acquisition of all or a substantial portion of the business, assets, shares or other securities or assets of the Bank (an "Acquisition Proposal"). Seller and the Bank shall promptly advise Acquiror of their receipt of any Acquisition Proposal and the substance thereof. Notwithstanding anything to the contrary in this subsection (d), Seller shall be allowed to solicit, encourage or hold discussions or negotiations with, or provide information to, any person or entity in connection with any proposal for the acquisition of all or a substantial portion of the business, assets, shares or other securities or assets of Seller (other than capital stock or other securities of the Bank or any material assets of the Bank), so long as Seller (or any successor to Seller) remains bound by the terms hereof, and Seller shall not be obligated to provide notice of such communications to Acquiror.

         (e) Seller shall promptly notify Acquiror of the occurrence of any matter or event known to either of them that is materially adverse to the financial condition, assets, operations or prospects of the Bank.

         (f) Seller, on the one hand, and Acquiror, on the other hand, shall, in the event either has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of such party's representations or agreements contained herein, give prompt written notice thereof in reasonable detail to the other party and use its best efforts promptly to prevent or remedy the same.

         (g) As soon as available after the date hereof, Seller shall deliver to Acquiror monthly unaudited consolidated balance sheets and statements of income of the Bank prepared for its internal use and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Financial Statements"). The Subsequent Financial Statements shall be prepared on a basis consistent with past accounting practices and GAAP, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         (h) Seller has prepared the Disclosure Schedule based on information available to Seller prior to the date of this Agreement and has advised Acquiror that, following the execution hereof, it will verify the accuracy and completeness of the Disclosure Schedule. Within ten (10) days after the date hereof, Seller will either advise Acquiror in writing that the Disclosure Schedule is complete and accurate, or Seller will submit to Acquiror a Supplemental Disclosure Schedule adding or correcting the information contained in the Disclosure Schedule, including, if appropriate, copies of any additional documents referred to therein. If Seller submits a Supplemental Disclosure Schedule, Acquiror shall review the same within five
(5) business days after delivery of the Supplemental Disclosure Schedule and shall then notify Seller either (i) that Acquiror has no objection to the additional information submitted, or (ii) Acquiror objects to specified information disclosed in the Supplemental Disclosure Schedule, in which event Acquiror shall have the right to terminate this Agreement as provided in Section 7.01(e). In the event of such termination, this Agreement shall be null and void, and neither party shall have any further remedy.

         4.07     Employee Benefits. Acquiror shall provide the benefits
                  -----------------
described in this Section 4.07 with respect to each person who remains an employee of the Bank following the Closing Date (each a "Continued Employee"). Subject to Acquiror's ongoing right to adopt subsequent amendments or modifications of any plan referred to in this Section 4.07 or to terminate any such plan, in Acquiror's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Acquiror, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs as may be in effect generally for employees of all of Acquiror's subsidiaries (the "Acquiror Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by the Bank after the Effective Time. Continued Employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of Acquiror. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section 4.07 shall not give Continued Employees any rights or privileges superior to those of other employees of subsidiaries of Acquiror. Acquiror may terminate or modify all Employee Plans, and Acquiror's obligation under this Section 4.07 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Acquiror shall credit each Continued Employee with his or her term of service with the Bank, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Acquiror Plan in which Continued Employees may participate. Nothing in this Agreement shall obligate Acquiror, Seller, the Bank or any other entity to employ any person or to continue to employ any person for any period of time.

         4.08     Employment of Bank Employees by Seller. For a period
                  --------------------------------------
of one (1) year after the Closing, Seller shall not offer any form of employment or consultancy to any employee of the Bank while such employee is employed by the Bank, without prior written consent of Acquiror, which consent shall not be unreasonably withheld.

         4.09     Consents of Third Parties. Seller shall use its best
                  -------------------------
efforts to obtain the consents of all third parties, if any, which are necessary or desirable for the consummation of the Exchange.

                                 ARTICLE V.

                    COVENANTS AND INDEMNITIES CONCERNING
                              OTHER TAX MATTERS

         5.01     Definitions. (a) The term "Audit(s)" shall mean any audit
                  -----------
or examination undertaken by a Tax authority with respect to Taxes.

         (b)      Tax or Taxes. As used in this Article V, "Tax" or "Taxes"
                  ------------
shall mean any and all taxes, charges, fees, levies or other assessments, however denominated, including any interest, penalties, fines, or other additions that may become payable in respect thereof, that are imposed, by any governmental entity, whether foreign or, federal, territorial, state or local, or any agency or political subdivision of any such governmental entity; including, but not limited to, all income, profits, gross receipts, earnings, net worth, payroll, withholding, unemployment insurance, Social Security, Medicare, sales, use, ad valorem, excise, franchise, license, occupation, real or personal property, stamp, transfer, value-added, recording, registration, other governmental charges, and other government obligations of the same or of a similar nature to any of the foregoing, which Seller and any of its subsidiaries, including the Bank, is required to pay, withhold or collect.

         (c) The term "Tax Return" shall mean any return, filing, questionnaire, information report or other document required to be filed, including without limitation any amended returns, any documents with respect to or accompanying payments of estimated Taxes, that may be filed, for any Tax period with any Tax authority (or foreign) in connection with any Tax or Taxes (whether or not payment is required to be made with respect to such filing). As used herein, "Consolidated Tax Return" shall mean a U.S. federal income Tax Return described in Code Section 1501.

         5.02     Taxes - Preparation and Filing of Tax Returns, Payment of
                  ---------------------------------------------------------
Taxes, Adjustments, Audits and Controversies.
--------------------------------------------

         (a)      Preparation and Filing of Tax Returns.
                  -------------------------------------

                  (i) The preparation and filing of any Tax Return for the Bank for any Tax period ending on or prior to the Closing Date shall be the responsibility of Seller, at its expense. Seller shall consistently prepare and file such Tax Returns in accordance with its historical practices. Acquiror shall not cause and agrees that the Bank shall not amend or modify, or take any material position inconsistent with, such Tax Returns without the prior written consent of Seller, which consent may not be unreasonably withheld.

                  (ii) Acquiror hereby agrees that Seller shall irrevocably be designated as the Bank's agent for the purpose of taking any and all action necessary or incidental to the filing of any Consolidated Tax Return or any other Tax Return, as necessary for any Tax period ending on or prior to the Closing Date.

                  (iii) The preparation and filing of any Tax Return for the Bank for any Tax period beginning after the Closing Date shall be the responsibility of the Bank, at its expense. In addition, the Bank shall be responsible for the preparation and filing of any Bank Tax Return for Tax periods beginning before and ending after the Closing Date. Seller shall provide all information reasonably required by Acquiror on or before January 31 of each year following a year for which the Bank is required to file a Tax Return.

         (b)      Liability for Taxes.
                  -------------------

                  (i)      Pre-Closing Date. Seller shall be liable for,
                           ----------------
                  shall indemnify and hold Acquiror harmless against, and shall make payment of any Tax which is attributable to or which the Bank is required to pay, for any and all Tax periods (or portions of periods) ending on or prior to the Closing Date and that portion of any Tax period straddling the Closing Date that ends after the Closing Date, including any such liabilities resulting from the Audit or other adjustment to previously filed Tax Returns with respect to any such Tax period (or portion thereof). Subject to subparagraph (iii) hereof, Seller shall be entitled to any and all refunds of such Taxes for any such Tax period. For purposes of this subparagraph
                  (b), Seller will be credited for any estimated Tax payments made for such Tax periods.

                  (ii)     Post-Closing Date. The Bank shall be liable for,
                           -----------------
                  and Acquiror shall indemnify and hold Seller harmless against, and make payment of any Tax due which is attributable to the Bank for all Tax periods beginning after the Closing Date and that portion of any Tax period straddling the Closing Date that ends after the Closing Date and shall be entitled to any and all refunds of such Taxes for any such Tax period.

                  (iii)    Proration of Taxes. To the extent permitted by
                           ------------------
                  law or administrative practice, the Tax periods of the Bank shall end on the Closing Date. For purposes of determining the liability for Taxes of the Bank for a portion of a taxable year or period that begins before and ends after the Closing Date, as necessary under applicable law, the determination of the Taxes for the portion of the year or period ending immediately prior to, and the portion of the year or period beginning on or after, the Closing Date shall be determined by assuming that the taxable year or period ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis and annual property Taxes shall be prorated on the basis of the number of days in the annual period elapsed through the day immediately preceding the Closing Date.

          (c)      Audits and Controversies.
                   ------------------------

                  (i) From and after the Closing Date, Seller and Acquiror shall give prompt notice to each other of any proposed Audit or adjustment with respect to any Taxes of the Bank for any Tax period ending on or prior to the Closing Date and for any Tax period straddling the Closing Date. Seller shall, at its own expense, exclusively control and direct any Audit or controversy with respect to any Taxes for any Tax period ending on or prior to the Closing Date. Acquiror, however, shall have the right, at its own expense, to participate in any such Audit or controversy to the extent such Audit or controversy would affect the Taxes for which the Bank is liable in accordance with this Agreement, as determined by Acquiror, and Seller shall not consent to any resolution, compromise or conclusion of such Audit or controversy without the written approval of Acquiror, which approval shall not be unreasonably withheld.

                  (ii) Acquiror shall, at its own expense, exclusively control and direct any Audit or controversy with respect to any Taxes attributable to the Bank for any Tax period which ends after the Closing Date. Seller, however, shall have the right, at its own expense, to participate in any such Audit or controversy to the extent such Audit or controversy would affect the Taxes for which Seller is liable in accordance with this Agreement, as determined by Seller, and neither the Acquiror nor the Bank shall consent to any resolution, compromise or conclusion of such Audit or controversy without the written approval of Seller, which approval shall not be unreasonably withheld.

         (d)      Transfer Taxes. Acquiror shall pay any and all transfer
                  --------------
Taxes required upon, or by virtue of, any transfer of property contemplated under this Agreement including the transfer of the Bank Common Stock in connection with the Exchange.

         (e)      Tax Treatment. The parties acknowledge that the
                  -------------
transactions occurring at Closing are intended to qualify as a tax-deferred transaction under Section 355 of the Code; the parties shall not take any position on any Tax Return or information return that is inconsistent with such position, and the parties shall file all reports or statements required by Section 355 and the Treasury Regulations thereunder.

         (f)      Tax Attributes.
                  --------------

                  (i) Any Tax attribute generated by Seller or the Bank shall, to the extent permitted by the applicable law of the Tax jurisdiction in question, remain with Seller or the Bank, respectively, or the appropriate entity. In any case where the applicable law of the Tax jurisdiction in question requires such Tax attribute to be allocated between Seller and the Bank, such allocation shall be made as provided by the law of such jurisdiction. Notwithstanding the foregoing, any state or local net operating losses or Tax credits generated by the Bank for any Tax period beginning prior to the Closing Date and ending on the Closing Date shall be for the benefit of Seller. As permitted by the applicable law of the appropriate Tax jurisdiction, such net operating losses or Tax credits shall be first carried back to prior Tax periods. In the event that (i) the applicable law of the Tax jurisdiction does not permit the carryback of such losses or Tax credits, or (ii) such losses or Tax credits cannot be fully utilized in an allowable carryback, then Acquiror shall pay Seller the amount of the actual diminution of any state or local Taxes of the Bank resulting from the utilization by the Bank of such losses or credits within 30 days of the filing of the Tax Return reflecting the utilization of such loss or Tax credit.

                  (ii) Any earnings and profits of the Bank as of the Closing Date, as finally determined by Seller, shall be allocated between Seller and the Bank in accordance with Reg. Section 1.312-10(a).

         (g)      Miscellaneous.
                  -------------

                  (i)      Except as permitted under Section 5.02(g)(i) or
                  (ii), Acquiror shall not, and shall not allow the Bank, for a period of 30 months, with respect to any transaction described in subparagraphs I, III, IV, V and VI below; and 24 months with respect to the transaction described in subparagraph II below, following the Closing Date engage in any of the following transactions, unless, in the sole discretion of Seller, either (a) an opinion in form and substance satisfactory to

                  Seller is obtained from counsel to Acquiror, the selection of which counsel is agreed to by Seller, or (b) a ruling is obtained from the IRS, in either case to the effect that any such transaction would not adversely affect the intended tax-free consequences of the transactions contemplated by this Agreement to (i) Seller and (ii) the shareholders of Seller. The transactions subject to this provision are the following: (I) making a material disposition by means of a sale or exchange of assets of the Bank or shares of stock of the Bank, a distribution by the Bank to shareholders, or otherwise, of any of its assets except in the ordinary course of business; (II) repurchasing any Bank Common Stock, unless such repurchase satisfies the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30; (III) issuing capital stock of the Bank (or a successor to the Bank), whether incident to a stock offering, an acquisition transaction, or otherwise, or participating in a transaction in which shareholders of the Bank (or a successor to the Bank) exchange or otherwise dispose of their stock in the Bank (or a successor to the Bank), if the aggregate amount of shares issued or disposed of in any such transactions represents a "50% or greater interest" in the total issued and outstanding stock of the Bank (or a successor to the Bank) within the meaning of Section 355(d)(4) of the Code; provided that Acquiror further agrees to notify Seller in advance of any such transactions that would result in the issuance or disposition of an aggregate amount of shares representing a 10% or greater interest in the total issued and outstanding stock of the Bank; (IV) liquidating or merging with any other corporation; (V) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code; or (VI) any other transaction, action, or event which in any material respect is inconsistent with the representations set forth in this Agreement. Acquiror hereby represents that it has no intention of directing the Bank to undertake any of the transactions set forth above, within the time periods stated above.

                  (ii) Notwithstanding anything to the contrary in this Agreement, except for "Limited Transactions" (as defined below), Acquiror may at any time following the Exchange engage in or permit any of the following transactions (such permissible transactions being referred to herein as "Transaction Rights"): (A) Acquiror's causing the Bank to merge, transferring stock of the Bank, or directing the Bank to transfer its assets, but only in each of such cases in a transaction which qualifies for tax free treatment under Section 368(a) of the Code; (B) contributing all of the stock of the Bank to a subsidiary of Acquiror in a transaction which qualifies under Section 351 of the Code; and/or (C) liquidating the Bank in a transaction which qualifies under Section 332 of the Code; provided, however, that (i) any of such transactions must take place exclusively with and among corporate members of Acquiror's federal consolidated return group ("Members"),
                  (ii) any transfer under Section 351 of the Code must be of substantially all of the transferor's assets to one Member; and (iii) the Bank or any successor thereto shall not cease to engage in the active conduct of the Bank's trade or business within the meaning of Section 355(b)(2) of the Code. Acquiror will have the same Transaction Rights with respect to any successor of the Bank. For this purpose, a "successor" is defined as a Member which is the transferee in a transaction which is tax free under Sections 332, 351 or 368 of the Code. For a period of thirty (30) months from the closing of this Agreement, Acquiror will not engage in or permit any of the following transactions (such impermissible transactions are referred to herein as "Limited Transactions"): (X) transfer of the assets of the Bank or a successor of the Bank, in a taxable transaction (disregarding the application of Treasury Regulation
                  Section 1.1502-13), to a Member or any person not a member of Acquiror's federal consolidated return group (a "Non-Member"); (Y) transfer of stock of the Bank or a successor of the Bank to a Non-Member; or (Z) transfer of the business of the Bank or a successor of the Bank to a Non-Member (the "Limited Transactions"). Seller may waive any of the foregoing prohibitions if, upon written notice and full presentation of a proposed Limited Transaction, Seller concludes that the proposed Limited Transaction does not negatively affect the status of the Exchange under Section 355 of the Code. Any such waiver by Seller must be in writing.

                  (iii)    Mutual Cooperation. Seller and Acquiror shall
                           ------------------
                  cooperate with each other in filing any Tax Returns or consents contemplated by this Agreement and to take such actions as the other party may reasonably request, including but not limited to the following: (a) provide data for the preparation of Tax Returns, including schedules, and make elections that may be required by the other party; (b) provide required documents and data and cooperate in Audits or investigations of Tax Returns and execute appropriate powers of attorney in favor of the other party and/or its agents; (c) file protests or otherwise contest proposed or asserted tax deficiencies, including filing petitions for redetermination or prosecuting actions for refund in court, and pursuing the appeal of such actions; (d) take any of the actions of the type described in Treasury Regulation Section 1.1502-77(a) of the Code (describing the scope of the agency of the common parent of a group of affiliated corporations); and
                  (v) file requests for the extension of time within which to file Tax Returns.

                  (iv)     Maintenance of Books and Records. Until the
                           --------------------------------
                  applicable statute of limitations (including periods of waiver), or statute of similar import, has expired in accordance with laws governing Taxes and Tax Returns, Seller and Acquiror on behalf of the Bank shall retain all Tax workpapers and related materials including applicable financial reports in its possession and under its control used in the preparation of any Tax Return for Tax periods commencing prior to or on the Closing Date. Seller and Acquiror will notify the other party 60 days prior to disposing of any of the aforementioned records and will deliver to the other party, at the other party's expense, any such records requested by the other party. In addition, Acquiror on behalf of the Bank shall generate and retain for IRS audit use (i) all necessary electronic data processing ("EDP") records in accordance with existing agreements with the IRS, and (ii) any necessary computer hardware or source codes needed to process EDP records for the IRS. As requested, from time to time, by Acquiror or Seller, Seller and Acquiror shall each provide the other with access within thirty (30) days after written request, to, and right to copy, any records and other information reasonably requested concerning Tax matters affecting the Bank and the cooperation of their respective accountants and auditors, including, without limitation, information concerning stock and asset bases, holding period, earnings and profits, intercompany transactions, balance sheet and income statement tax provisions, reserves and deferred tax accounts.

                  (v)      Payment. Failure to make any payment required
                           -------
                  under this Agreement will result in the accrual of interest on such amount due. Any interest payment required hereunder shall be calculated from the same date and at the rate used by the applicable Tax authority, in computing the interest payable by it or to it. Unless otherwise provided, all payments required to be made under this Agreement from one party to another shall be made within 30 days after the event which gives rise to the requirement for payment occurs. Any payments made pursuant to this Agreement are to be adjusted in the event that future events or new information would, had they occurred or been known at the time of a payment, have altered the amount of such payment, so that at the time of such future events or knowledge of such information, appropriate adjustments shall be made retroactively to include the consequences of such event or information in the original computation.

                  (vi)     Treatment of Intercompany Payments. To the
                           ----------------------------------
                  extent that any payments are made between the Bank and
                  Seller pursuant to this Agreement, such payments to Seller by the Bank shall be treated as a distribution under
                  Section 301 of the Code by the Bank to Seller at a time when the two corporations filed a Consolidated Tax Return, and such payments by Seller to the Bank shall be treated as a nontaxable contribution by Seller to the capital of the Bank immediately prior to the Closing Date. In any event, any payments made between the Bank and Seller pursuant to this Agreement shall be subject to any required withholding of Taxes and shall be made net of any such Taxes required to be withheld on such payments, provided, however, to the extent feasible, such payments shall be structured so as to be free of withholding Taxes or to minimize withholding Taxes. Whenever any such withholding Taxes are payable by or on behalf of the payor, as promptly as possible thereafter, the payor shall send to the payee a certified copy or an original official receipt received by the payor showing payment thereof.

                  (vii)    Tax Sharing Agreements. Any tax sharing or tax
                           ----------------------
                  allocation or similar agreement or arrangement in effect between the Bank and Seller, whether oral or in writing, shall terminate as between the Bank and Seller on the Closing Date and, notwithstanding anything in such agreement to the contrary, any rights or obligations of the Bank, Acquiror and Seller under any such agreement or arrangement shall be superseded by the terms of this Agreement.

                  (viii)   No Double Tax Benefit. Anything in this
                           ---------------------
                  Agreement to the contrary notwithstanding, neither Seller nor the Bank shall be entitled to any double benefit by reason of any payment otherwise required to be made between the parties under this Agreement, including, without limitation, being entitled to receive any payment under this Agreement for any apparent Tax detriment to the extent such party is entitled to, and actually is able to, avoid such Tax detriment, under such Tax law.

         (h)      Adjustments for Tax Effects. The amounts of all payments
                  ---------------------------
required to be made by a party pursuant to this Article V shall be determined based on the net after tax effects on the party making such payment, taking into account any tax benefit realized or tax detriment incurred by such party as a result of the payment in question.

         (i)      Indemnification. In the event that Seller or Acquiror
                  ---------------
breaches or violates any representation, warranty or covenant made in Sections 2.21, 3.02, 3.05 or this Article V, the breaching party shall indemnify and hold harmless (i) if the breaching party is Acquiror, Seller, and (ii) if the breaching party is Seller, Acquiror, against and in respect of any and all costs, expenses, deficiencies, litigation, proceedings, taxes, levies, assessments, attorneys' fees, damages or judgments of any kind or nature whatsoever, related to, arising from, or associated with such breach or violation. The terms of this Section 5.02(i) shall survive indefinitely.

                                ARTICLE VI.

                         CONDITIONS TO THE EXCHANGE

         6.01     Conditions to Each Party's Obligation to Effect the
                  ---------------------------------------------------
Exchange. The respective obligations of each party to effect the Exchange
--------
shall be subject to the fulfillment of the following conditions (which may be waived in whole or in part in writing by the parties):

         (a) no preliminary or permanent injunction or other order, decree or ruling of any court of competent jurisdiction shall have been threatened or issued and no statute, rule, regulation or order of any governmental, regulatory or administrative agency or authority shall be in effect or be proposed that would prevent the consummation of the Exchange as contemplated hereby;

         (b) all waivers, consents, authorizations, orders and approvals of, filings with, and waiting periods imposed by, any governmental authority or any court or other tribunal or any other person, firm or entity which are required for the performance of this Agreement and the agreements contemplated hereby and the consummation by each party hereto and thereto of the transactions contemplated hereby and thereby, including the Exchange, shall have been obtained or made or shall have expired, as appropriate; and

         (c) Acquiror and Seller shall have each received from Ernst & Young LLP ("Ernst & Young") an opinion addressed to and in a form reasonably acceptable to Acquiror and Seller concerning qualification of the Exchange as a nontaxable distribution of stock of a controlled corporation under
Section 355 of the Code (the fees payable to Ernst & Young in connection with such opinion to be split equally between Seller and Acquiror). In connection with such opinion, Ernst & Young shall be entitled to rely on the representations, warranties and covenants set forth in this Agreement, additional representations of Seller, the Bank and Acquiror reasonably requested by Ernst & Young, and reasonable assumptions set forth in such opinion.

         6.02     Conditions to the Obligation of Seller to Effect the
                  ----------------------------------------------------
Exchange. The obligation of Seller to effect the Exchange shall be subject
--------
to the fulfillment of the following additional conditions (any of which may be waived in whole or in part in writing by Seller):

         (a) Acquiror shall have materially performed and complied with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

         (b) the representations and warranties of Acquiror contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date, except as otherwise permitted by this Agreement and to the extent any variation would not have a material adverse effect on Acquiror's ability to consummate the Exchange in a timely manner;

         (c) Seller shall have received a certificate from the President or a Vice President of Acquiror, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

         (d) Seller shall have received copies of the resolutions adopted by the Board of Directors of Acquiror, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Acquiror;

         (e) Seller shall have received certificate(s) representing the shares of Exchange Stock, duly executed and valid stock powers executed in blank and otherwise acceptable in form and substance to Seller; and

         (f) Seller shall have received all documents required to be delivered by Acquiror on or prior to the Closing Date, in form and substance reasonably satisfactory to Seller.

         6.03     Conditions to the Obligation of Acquiror to Effect the
                  ------------------------------------------------------
Exchange. The obligation of Acquiror to effect the Exchange shall be subject
--------
to the fulfillment of the following additional conditions (any of which may be waived in whole or in part in writing by Acquiror):

         (a) Seller shall have materially performed and complied with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

         (b) the representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date (irrespective of whether Seller had knowledge of any inaccuracy in those representations and warranties stated to the best of Seller's knowledge), except as otherwise permitted by this Agreement and to the extent any variation would not have a material adverse effect on the financial condition, assets, operations or prospects of the Bank or on Seller's ability to consummate the Exchange in a timely manner;

         (c) Acquiror shall have received a certificate from the President or a Vice President of Seller, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

         (d) Acquiror shall have received from Seller copies of the resolutions adopted by its Board of Directors, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Seller;

         (e) Acquiror shall have received a certificate of good standing, dated not more than five days prior to the Closing Date, attesting to the good standing of the Bank as a corporation under the laws of the State of Missouri;

         (f) Acquiror shall have received certificate(s) representing the Bank Common Stock and duly executed and valid stock powers executed in blank and otherwise acceptable in form and substance to Acquiror;

         (g) Acquiror shall have received from Thompson Coburn LLP a legal opinion addressed to Acquiror, in a form reasonably acceptable to Acquiror, with respect to the matters listed in Exhibit A hereto; and

         (h) Acquiror shall have received all documents required to be delivered by Seller and the Bank, including without limitation the environmental reports required by Section 4.05 (the costs of such reports to be paid as stated in Sections 4.01(h) and 4.05) and any consents referred to in Section 4.09, on or prior to the Closing Date, in form and substance reasonably satisfactory to Acquiror.

                                ARTICLE VII.

                         TERMINATION AND ABANDONMENT

         7.01     Termination. This Agreement may be terminated by the
                  -----------
parties hereto prior to the Closing as follows:

         (a)      by mutual written consent of Acquiror and Seller;

         (b) upon written notice from Acquiror to Seller if any of the conditions precedent to Acquiror's obligations hereunder shall have become incapable of fulfillment through no fault of Acquiror;

         (c) upon written notice from Seller to Acquiror if any of the conditions precedent to Seller's obligations hereunder shall have become incapable of fulfillment through no fault of Seller;

         (d) by Acquiror, on the one hand, or Seller, on the other hand, in the event of a material breach by the other party to this Agreement of any representation, warranty, or agreement contained herein, which breach is not cured within thirty (30) days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

         (e) by Acquiror, to the extent provided in Sections 4.05 and 4.06(h); or

         (f) by Acquiror or Seller if the Closing shall not have occurred on or before the date which is 120 days following the date hereof; provided, however, that if the Closing shall not have occurred because one or more conditions to the Exchange has not been satisfied as a result of the delay in obtaining an approval or consent by a Regulatory Authority, and such delay is not the result of or caused by any action or failure to act on the part of the party seeking to terminate this Agreement, then such party may terminate the Agreement if the Closing shall not have occurred on or before the date which is 180 days following the date hereof.

         7.02     Termination Fee. (a) Seller hereby agrees to pay to
                  ---------------
Acquiror, and Acquiror shall be entitled to payment of, a fee in the amount of $900,000.00 (the "Fee") in immediately available funds within five (5) business days after a proper written demand therefor by Acquiror following the occurrence of a Purchase Event (as defined herein), provided, that the right to receive the Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to the occurrence of a Purchase Event: (i) the consummation of the Exchange; (ii) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Purchase Event (as defined herein); or (iii) the expiration of twenty four (24) months after termination of this Agreement if such termination follows the occurrence of a Preliminary Purchase Event (provided, that if a Preliminary Purchase Event continues or occurs beyond such termination, the Fee Termination Event shall be twenty four (24) months after the expiration of the Last Preliminary Purchase Event). The "Last Preliminary Purchase Event" shall mean the last Preliminary Purchase Event to expire.

         (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Seller, without having received Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Acquiror or a subsidiary of Acquiror (an "Acquiror Subsidiary"), or the Board of Directors of Seller shall have approved or recommended that the shareholders of Seller approve or accept any Acquisition Transaction with any person other than Acquiror or an Acquiror Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger, consolidation or any similar transaction involving the Bank, (B) a purchase, lease or other acquisition of 10% or more of the Bank's capital stock or of a material amount of the assets of the Bank, or (C) any transaction substantially similar in effect to any of the foregoing. A merger, consolidation or similar transaction involving Seller which does not impair or otherwise interfere with Seller's obligations in this Agreement shall not constitute an "Acquisition Transaction";

                  (ii) any person (other than Seller, Acquiror or an Acquiror Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 5% or more of any class of capital stock of the Bank (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto under Section 13(d) of the Exchange Act and the rules and regulations thereunder);

                  (iii) any person other than Acquiror or an Acquiror Subsidiary shall have directly or indirectly communicated to Seller's board of directors a bona fide proposal to engage in an Acquisition Transaction;

                  (iv) after a proposal is made by a third party to Seller to engage in an Acquisition Transaction, Seller shall have breached any covenant or obligation contained in this Agreement, such breach would entitle Acquiror to terminate this Agreement under Section 7.01(d) of this Agreement and such breach shall not have been cured within thirty (30) days after written notice thereof from Acquiror;

                  (v) any person other than Acquiror or an Acquiror Subsidiary, other than in connection with a transaction to which Acquiror has given its prior written consent, shall have filed an application or notice with a governmental authority or regulatory or administrative agency or commission, domestic or foreign, for approval to engage in an Acquisition Transaction; or

                  (vi) Seller's Board of Directors shall have adopted any resolution or taken any other action purporting to renounce, limit or terminate Seller's obligations with respect to this Agreement after any person (other than Acquiror or an Acquiror Subsidiary) shall have made or disclosed an intention to make a proposal to engage in an Acquisition Transaction.

         (c) the Term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) the acquisition by any person, other than Acquiror or an Acquiror Subsidiary, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d) of the Exchange Act), of beneficial ownership of the 25% or more of any class of capital stock of the Bank; or

                  (ii) the occurrence of a Preliminary Purchase Event described in this Section 7.02(b)(i), except that the percentage referred to in clause (B) shall be 25%.

         (d) Seller shall notify Acquiror promptly in writing of its knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event, and Acquiror shall be required to make a written demand for payment of the Fee not later than ninety (90) days following its receipt of notice from Seller of the existence of a Purchase Event; provided, however, that the giving of notice by Seller shall not be a condition precedent to the right of Acquiror to receive payment of the Fee. If the Fee is timely paid by Seller, then neither party shall have any further rights or remedies under this Agreement.

                               ARTICLE VIII.

                                MISCELLANEOUS

         8.01     Survival of Certain Representations, Warranties and
                  ---------------------------------------------------
Agreements. Except for the agreements set forth in Sections 1.04, 4.04,
----------
4.08, 5.02, 8.01, 8.02, and 8.09, which shall survive the Closing, all representations, warranties and agreements in this Agreement shall expire at the Closing. In the event that this Agreement is terminated prior to Closing, this Agreement shall thereafter have no further effect, except that
(i) each party's right of termination is in addition to any other rights it may have under this Agreement, and exercise of a right of termination (except pursuant to Section 7.01(e) or as provided in the last sentence of Section 7.02(d)) shall not constitute an election of remedies; and (ii) if either party terminates this Agreement pursuant to Section 7.01(b), (c) or
(d) because of a breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations hereunder has not been satisfied as a result of the other party's failure to comply with any of its obligations under this Agreement, any remedies to which the parties are entitled shall survive such termination.

         8.02     Fees and Expenses.
                  -----------------

         (a) Except as otherwise provided in Sections 4.01(h), 4.05 and 6.03(g), neither Seller, on the one hand, nor Acquiror, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incurred in the negotiation, preparation and execution of this Agreement or in connection with the actions and transactions contemplated by this Agreement, including, without limitation, the fees and expenses of counsel, accountants, advisors, investment bankers and other experts; provided, however, that this Section 8.02(a) is not intended to limit or proscribe damages that would otherwise be recoverable by a party hereto for a breach of this Agreement, amounts payable pursuant to Sections 5.02, or fees which may become payable pursuant to Section 7.02.

         (b) Each party shall be liable for and shall pay its own costs, fees and expenses, including without limitation, all counsel, accounting, advisory, investment banking, or brokerage commissions, fees and expenses, it incurred on its own behalf in connection with the negotiation, preparation and execution of this Agreement.

         (c) Seller, on the one hand, and Acquiror, on the other hand, shall indemnify the other and hold it harmless from and against any claims for fees or expenses for which the other is liable under this Section 8.02.

         8.03     Publicity. Seller and Acquiror agree that they will not
                  ---------
issue any press release or make any other public announcement or disclosure concerning this Agreement or the transactions contemplated hereby (including without limitation the fact of the existence of this Agreement or the Purchase Price) without the prior consent of the other party, which consent shall not be unreasonably withheld, except that with reasonable prior notice to the other party, Acquiror or Seller may make such public disclosure that it believes in good faith to be required by law.

         8.04     Execution in Counterparts. For the convenience of the
                  -------------------------
parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.05     Severability. In the event that any one or more of the
                  ------------
provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

         8.06     Notices. Each notice, request, demand and other
                  -------
communication required or permitted hereunder shall not satisfy the requirements of the section of this Agreement requiring or permitting such notice, request, demand or other communication unless the notice, request, demand or other communication is in writing. Such notices and other communications hereunder shall be given to the parties at their respective addresses set forth below and shall be sent by (i) hand delivery; (ii) certified mail, return receipt requested, postage prepaid; (iii) a recognized overnight delivery service providing written proof of delivery; or (iv) telecopy provided written confirmation of receipt of the telecopy is received from the recipient (by telecopy or as otherwise permitted herein) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice). Notices sent by hand delivery shall be deemed received when delivered to the address and person set forth below; notices sent by certified mail shall be deemed received when accepted; notices sent by overnight delivery service shall be deemed received when delivered and notices sent by telecopy shall be deemed received upon receipt of the confirmation as required by this Section 8.06:

If to Acquiror, to:                   First Banks, Inc.
                                      600 James S. McDonnell Boulevard
                                      Mail Code M1-199-014
                                      Hazelwood, Missouri 63042
                                      Attention: Allen H. Blake, President
                                      Facsimile: (314) 592-6621



         with a copy to:              John S. Daniels
                                      Attorney at Law
                                      6440 North Central Expressway, Suite 503
                                      Dallas, Texas 75206
                                      Facsimile: (214) 368-9094

If to Seller:                         Allegiant Bancorp, Inc.
                                      2122 Kratky Road
                                      St. Louis, Missouri 63114
                                      Attention: Shaun R. Hayes
                                      Facsimile: (314) 692-8500



         with a copy to:              Thompson Coburn LLP
                                      One US Bank Plaza
                                      St. Louis, Missouri 63101
                                      Attention: Jan Robey Alonzo
                                      Facsimile: (314) 552-7000

         8.07     Waivers. Seller, on the one hand, and Acquiror, on the
                  -------
other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         8.08     Entire Agreement. This Agreement, the Disclosure Schedule
                  ----------------
and exhibits and any related agreements and documents referenced herein executed on or as of the Closing Date constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or a related agreement or document referenced herein executed on or as of the Closing Date, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         8.09     Arbitration. Except for any dispute subject to Section
                  -----------
8.16, if a dispute arises out of this Agreement, and if the parties are unable to settle this dispute through negotiation, they will try in good faith to settle the dispute through mediation administered by the Commercial Mediation Rules of the American Arbitration Association. If the parties fail to resolve the dispute within twenty-one (21) days after starting mediation, then upon notice by either party to the other, the parties will settle the dispute by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The county and state of Seller's principal place of business will serve as the venue of the arbitration. An arbitrator may not consolidate arbitration proceedings under this Agreement with other pending arbitration proceedings without the prior written consent of both parties. A panel of three (3) arbitrators, each with at least five (5) years of experience in the relevant subject matter, will handle the arbitration. Subject to the control of the arbitrators or as the parties may otherwise mutually agree, the parties will have the right to conduct reasonable discovery for a period of forty-five (45) days after the filing of an answer or other responsive pleading. The arbitrators may not award punitive damages and may not make any ruling, finding or award inconsistent with this Agreement. Either party may enter a judgment upon the award rendered by the arbitrators in any court having jurisdiction over the dispute. Neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration proceeding, except as otherwise required by law. A non-prevailing party will reimburse a prevailing party's reasonable legal and arbitration fees and expenses. The award of the arbitrators will include a reasoned opinion.

         8.10     Applicable Law. This Agreement shall be governed by and
                  --------------
construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of laws.

         8.11     Binding Effect, Benefits. This Agreement shall inure to
                  ------------------------
the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.12     Assignability. Neither this Agreement nor any of the
                  -------------
parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         8.13     Amendments. This Agreement may only be amended, varied or
                  ----------
supplemented by an instrument in writing, signed by all of the parties hereto.

         8.14     Article and Section Headings. Article and section headings
                  ----------------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.15     Disclosure Schedule. The parties hereto shall be permitted
                  -------------------
to update and supplement the Disclosure Schedule (and, if applicable, the Supplemental Disclosure Schedule) if necessary to disclose exceptions to one or more representations or warranties contained in Articles II or III hereof which are a result of events occurring after the date hereof; provided, however, that, anything herein to the contrary notwithstanding, no exceptions or other information set forth on any such updated Disclosure Schedule shall be deemed to cure any representation or warranty which was not true as of the date hereof; and provided further, that such updating of the Disclosure Schedule shall not affect Seller's right to terminate this Agreement pursuant to Section 6.02(b) or Acquiror's right to terminate this Agreement pursuant to Section 6.03(b).

         8.16     Remedies for Breach. Certain benefits of this Agreement
                  -------------------
may not be subject to adequate compensation by the recovery of monetary damages. In the event of a breach by either party of any of the provisions of this Agreement, notwithstanding the provisions of Section 8.09, the non-breaching party may file an action in a court of competent jurisdiction in St. Louis County, Missouri, seeking a remedy of specific performance or injunctive relief in order to enforce or prevent a violation of the provisions hereof. The party seeking such relief shall not be required to post a bond, and the failure to prove monetary damages shall not be a defense to such an action. Except as specifically authorized in this Section 8.16, the parties shall be required to proceed pursuant to Section 8.09 to recover for any breach of this Agreement.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed and delivered this Agreement and Plan of Exchange as of the day and year first above written.

                                       ALLEGIANT BANCORP, INC.


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------


                                       FIRST BANKS, INC.


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                  EXHIBIT A

                            Legal Opinion Matters
                             Seller and the Bank

         1. The due incorporation, valid existence and good standing of Seller and the Bank under the laws of the State of Missouri, Seller's corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby, and the corporate power and authority of the Bank to own and operate its properties and to carry on its business all as described in Seller's most recent Form 10-K.

         2. Based solely on counsel's review of the Bank's stock ledger and written certifications by officers of Seller and the Bank, the number of authorized, issued and outstanding shares of capital stock of the Bank immediately prior to the Closing. To counsel's knowledge, the nonexistence of any violation of the preemptive or subscription rights of any person, the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of the Bank, except as set forth in the Agreement or the Disclosure Schedule, and the nonexistence of any obligation, contingent or otherwise, of the Bank to reacquire any shares of its capital stock.

         3. The due and proper performance of all corporate acts and other corporate proceedings necessary or required to be taken by Seller to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by Seller, and the Agreement as a valid and binding obligation of Seller, enforceable in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

         4. The execution of the Agreement by Seller and the consummation of the Exchange do not violate or cause a default under the Seller's or Bank's Articles of Incorporation, Articles of Agreement or Bylaws, any statute, regulation or rule applicable to the transactions contemplated by the Agreement, or any judgment, order or decree known to counsel against, or any agreement disclosed in Section 2.11(b) of the Disclosure Schedule of, Seller or the Bank, except to the extent such violation or default would not have a material adverse effect on the financial condition, assets or operations of the Bank or consummation of the transactions contemplated by the Agreement.

         5. The receipt of all required consents, approvals, orders and authorizations of, and registrations, declaration and filings with and notices to, any court, administrative agency and commission and other governmental authority and instrumentality, domestic and foreign, in connection with the execution and delivery of the Agreement by the Seller, the performance of its obligations thereunder and the consummation of the Exchange.

         6. Except as disclosed in Section 2.13 of the Disclosure Schedule, the nonexistence of knowledge of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Seller or the Bank which, if adversely determined, would have a material adverse effect upon the financial condition, assets, operations or prospects of the Bank or on the consummation of the Exchange.


                                   - 2 -